Exhibit 10.2

WARRANT PURCHASE AGREEMENT

This Warrant Purchase Agreement (the “Agreement”) is made as of June 30, 2022 (the “Effective Date”) by and among Acutus Medical, Inc., a Delaware corporation (the “Company”), and the persons and entities named on the Schedule of Purchasers attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings specified in Credit Agreement (defined below).

In consideration of the Company and certain affiliates of the Purchasers entering into that certain Amended and Restated Credit Agreement, dated as of June 30, 2022, by and among the Company, the lenders from time to time party thereto and Wilmington Trust, National Association, as the Administrative Agent (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”), and the provision by the Purchasers of their respective Commitment Amounts pursuant to the Credit Agreement, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound, hereby agree as follows:

1.	Issuance of Warrants

1.1              Issuance of Warrants. Subject to the terms and conditions of this Agreement, the Company shall issue to each Purchaser warrants to purchase the number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) set forth opposite such Purchaser’s name on the Schedule of Purchasers in substantially the form attached hereto as Exhibit A (each, a “Warrant” and collectively the “Warrants”). The Warrants shall entitle each Purchaser to purchase, upon the terms and subject to the conditions set forth therein, the number of shares of Common Stock set forth in the column opposite such Purchaser’s name on the Schedule of Purchasers attached hereto at an exercise price of $1.1114 per share of Common Stock (as may be adjusted pursuant to the terms of the Warrants). The Company and the Purchasers acknowledge and agree that each Warrant and the loan (pursuant to the Credit Agreement) with respect to which each Warrant is issued as an “investment unit” within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). The Company and the Purchasers have mutually agreed to allocate $0.49 (per share of Common Stock issuable upon exercise of the Warrant) of the issue price of each such investment unit (determined in accordance with Section 1273(c)(2) of the Code) to each Warrant for purposes of determining the amount of original issue discount with respect to the loans under Section 4.3(g) of the Credit Agreement. The Company and the Purchasers agree to file all applicable tax returns in a manner consistent with such allocation and not to take any position on any tax return or in any tax proceeding that is inconsistent with such allocation, unless otherwise required by a contrary “determination” within the meaning of Section 1313 of the Code.

2.	The Closing(s)

2.1              Closing Date. The closing of the issuance of the Warrants (the “Closing”) shall be held on the Amendment and Restatement Closing Date, or at such other time as the Company and the Purchasers shall agree in writing (the “Closing Date”).

2.2              Delivery. At the Closing: (i) the Company shall issue and deliver to each of the Purchasers a Warrant to purchase the applicable number of shares of Common Stock; and (ii) the Company and each Purchaser shall enter into a Registration Rights Agreement in substantially the form attached hereto as Exhibit B (the “Registration Rights Agreement”).

3.	Representations and Warranties of the Company

The Company hereby represents and warrants to each Purchaser as follows:

3.1              Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect.

3.2              Corporate Power. The Company has and will have at the Closing Date all requisite corporate power and authority to execute and deliver this Agreement, to issue the Warrants and to carry out and perform its obligations under this Agreement, each Warrant and the Registration Rights Agreement. The Company’s Board of Directors has approved the Warrants for the purposes of Rule 16b-3 under the Exchange Act, and the issuance of the Warrants shall therefor be exempt from the liability provisions of Section 16(b) of the Exchange Act.

3.3              Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company and the performance of the Company’s obligations hereunder and thereunder, including the issuance and delivery of the Warrants and the equity securities issuable upon exercise of, or otherwise pursuant to, the Warrants (collectively, the “Conversion Securities”), without regard to the Beneficial Ownership Limitation (as defined in the Warrants) or any other limitations on exercise therein or elsewhere, has been taken. This Agreement constitutes and the Warrants and the Registration Rights Agreement, when executed and delivered by the Company, shall constitute, valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Conversion Securities, when issued in compliance with the provisions of the Warrants will be duly authorized, validly issued, fully paid and non-assessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws, and will not be issued in violation of, or subject to, any preemptive rights (or similar rights to subscribe for or acquire any securities) of any Person. Upon the issuance of the Warrants in accordance with the terms of this Agreement, the holders thereof will be entitled to the rights set forth in the Warrants. The issuance and delivery of the Warrants does not, and assuming full exercise of the Warrants, will not: (A) require approval from, or notification to, any Governmental Authority (except for (x) approvals that may be required upon exercise of the Warrants under any applicable antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition or (y) the submission to the Principal Trading Market of a Listing of Additional Shares Notification

Form under Rule 5250(e) of The Nasdaq Stock Market LLC (which notification form has been submitted prior to the date hereof)); (B) obligate the Company to offer to issue, or issue, shares of Common Stock or other securities to any Person (other than the holders of the Warrants); or (C) result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under, and will not result in any other adjustments (automatic or otherwise) under, any securities of the Company.

3.4              Governmental Consents. No consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority on the part of the Company are required in connection with the valid execution and delivery of this Agreement or the Registration Rights Agreement, the offer, sale or issuance of the Warrants and the Conversion Securities or the consummation of any other transaction contemplated hereby, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner or, in the case of the Registration Rights Agreement, for filings expressly contemplated thereby.

3.5              Compliance with Other Instruments. The Company is not in violation or default of or under (i) any term of its certificate of incorporation or bylaws, (ii) any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or (iii) any judgment, decree, order or writ, other than, in the case of clauses (ii) and (iii), for such violation(s) and default(s) that individually or in the aggregate would not have, and would not reasonably be expected to have, a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

3.6              SEC Reporting and Related Matters.

(a)       Since December 31, 2021, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis. As of their respective filing dates, or to the extent corrected by a subsequent amendment or restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Company nor any of its Subsidiaries Party has ever been an issuer subject to Rule 144(i) under the Securities Act.

(b)       The Company and its Subsidiaries have (A) timely filed and made publicly available on EDGAR all certifications, statements and documents required by Rule 13a-14 or Rule 15d-14 under the Exchange Act. The Company and its Subsidiaries, on a consolidated basis, maintain disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (B) is accumulated and communicated to the Company’s management, including its or their principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic reports under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(c)       The Company and its Subsidiaries are in compliance in all material respects with all of the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, “Sarbanes-Oxley”).

3.7              Capitalization; Securities Law Matters.

(a)       Section 3.7(a) of the Disclosure Schedule attached hereto sets forth the Company’s Capital Securities, including all options, warrants and other securities convertible into (or exercisable or exchangeable for) shares of Company’s Capital Securities, on a pro forma basis after giving effect to the Transactions. All of the issued and outstanding shares of Common Stock of the Company and each of its Subsidiaries are duly authorized and validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been complied with or waived in writing. Except as disclosed in Schedule 3.7, there are no stockholders’ agreements, voting agreement or similar agreement to which the Company or any of its Subsidiaries is otherwise subject or bound, preemptive rights or any other similar rights to which any Capital Securities of the Company or any of its Subsidiaries is subject or any restrictions upon the voting or transfer of any stock of the Company or any of its Subsidiaries (other than restrictions on transfer imposed by U.S. federal and state securities laws). Except as disclosed in Schedule 3.7, no Person has any right to cause the Company to effect a registration under the Securities Act of any Capital Securities of the Company.

(b)       The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and neither the Company no any of its Subsidiaries has taken any action designed to terminate, or which to the knowledge of the Company and its Subsidiaries is reasonably likely to have the effect of terminating, the registration of such common stock under the Exchange Act, nor has the Company received any written notification that the SEC is contemplating terminating such registration. The Company is eligible to register the Conversion Securities for resale by the holders thereof on a registration statement on Form S-3 under the Securities Act. The SEC has never issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(c)       The offer, sale and issuance by the Company of the Warrants and the Conversion Securities are exempt from registration under the Securities Act (pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder) and applicable state securities laws. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer, sale or issuance of the Warrants or the Conversion Securities. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made, or will make, any offers or sales of any capital stock or other securities, or solicited or will solicit any offers to buy any capital stock or other securities, under circumstances that would require registration of any of the Warrants or any Conversion Securities under the Securities Act or cause this offering of the Warrants or the Conversion Securities to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions of the Principal Trading Market or any other authority.

(d)       Neither the Company nor any of its Subsidiaries is in violation of any of the rules, regulations or requirements of the Principal Trading Market, and, to the knowledge of the Company and its Subsidiaries there are no facts or circumstances that could reasonably be expected to lead to suspension or termination of trading of the Common Stock on the Principal Trading Market, except that closing bid price of the Common Stock has been below $1.00 on each trading day since May 9, 2022. Since January 1, 2022, (i) the Common Stock has been listed or designated for quotation, as applicable, on the Principal Trading Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Trading Market, and (iii) except as set forth in Section 3.7(d) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written communication from the SEC or the Principal Trading Market regarding the suspension or termination of trading of the Common Stock on the Principal Trading Market. The transactions contemplated by this Agreement, the Warrants and the Registration Rights Agreement, including the issuance and sale of the Warrants and the Conversion Securities do not contravene, or require stockholder approval pursuant to, the rules and regulations of the Principal Trading Market or otherwise. The Conversion Securities have been approved for listing on the Principal Trading Market.

(e)       The Common Stock is eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible for and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. The transfer agent for the Common Stock is a participant in, and the Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program. The Common Stock is not, and has not at any time been, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of transactions in shares of Common Stock through DTC.

(f)       The Company has exercised reasonable care, in accordance with SEC Exchange Commission rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or Affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting Capital Securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity as of the date of this Agreement; and any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with this Agreement (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

3.8              Application of Takeover Provisions; Rights Agreement. The Company and the Company’s board of directors (or equivalent governing body) have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Company’s constitutional documents or the laws of the State of Delaware that is or could become applicable to any of the Purchasers as a result of the transactions contemplated by this Agreement and the Company fulfilling its obligations with respect thereto, including the Company’s issuance of the Warrants and any Purchaser’s ownership of the Warrants and Convertible Securities. The Company has not adopted a stockholders rights plan (or “poison pill”) or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

3.9              Reliance. The Company acknowledges and agrees that the execution and delivery of this Agreement constitutes a material inducement to each Purchaser’s willingness to enter into the Credit Agreement and each other Loan Document, that this Agreement shall constitute a Loan Document and that each Purchaser, in its capacity as a Lender, secured party or otherwise under the Credit Agreement, is relying, and shall be entitled to rely, on the representations and warranties of the Company set forth in this Agreement for all purposes of the Credit Agreement and each other Loan Document.

4.	Representations and Warranties of the Purchasers

Each Purchaser, severally and not jointly, represents on behalf of itself to the Company as of the date hereof as follows:

4.1              Purchase for Own Account. Such Purchaser represents that it is acquiring the Warrants solely for its own account and beneficial interest and not for sale or with a view to distribution of the Warrants or any part thereof in violation of the Securities Act.

4.2              Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3 or any of the other representations, warranties, covenants or agreements of the Company or any other Loan Party (as defined in the Credit Agreement) contained in this Agreement, the Credit Agreement, the Warrants, the Registration Rights Agreement or any other Loan Document (as defined in the Credit Agreement) or otherwise affect such Purchaser’s right to rely thereon, such Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Warrants, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrants and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3              Ability to Bear Economic Risk. Such Purchaser acknowledges that investment in the Warrants involves a high degree of risk and has the capacity to protect its own interests.

4.4              Rule 144. Such Purchaser acknowledges and agrees that the Warrants, and, if issued, the Conversion Securities are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless the resale thereof is registered under the Securities Act (pursuant to the Registration Rights Agreement or otherwise) or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144, which permits public resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

4.5              Transfer Restrictions. Such Purchaser acknowledges and agrees that the Warrants are subject to the restrictions on transfer set forth in the Warrant.

4.6              Accredited Investor Status. Such Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.7              US Person. Such Purchaser is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended that can deliver to the Company a duly executed IRS Form W-9.

5.	Certain Covenants of the Company and the Purchasers

5.1              Indemnification. In consideration of the execution and delivery of this Agreement by the Purchasers, and without duplication of the Company’s obligations under the Credit Agreement, the Company hereby indemnifies, agrees to defend, exonerates and holds each Purchaser and each Related Party of any of the Purchasers (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, proceedings, investigations, claims (collectively, “Proceedings”), losses, costs, liabilities, obligations and damages and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a plaintiff, defendant, witness or party to a Proceeding in connection with which indemnification hereunder is sought, and whether or not any Proceeding is brought by the Company or any of its Subsidiaries or any other Person), including reasonable attorneys’ and professionals’ fees and disbursements, whether incurred in connection with actions between the Parties or the Parties and third parties (collectively, the “Indemnified Liabilities”), including Indemnified Liabilities arising out of or relating to the entering into and performance of this Agreement, the Warrants and the Registration Rights Agreement by any of the Indemnified Parties. If and to the extent that the foregoing indemnification may be unenforceable for any reason, the Company agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Law.

5.2              Director by Deputization. The Company acknowledges and agrees that so long as Andrew ElBardissi or any other employee or partner of Deerfield Management Company, L.P. or any of its Affiliates serves on the board of directors of the Company, each of the Purchasers or any of their respective Affiliates that beneficially owns (for any purpose of Section 16 of the Exchange Act) any shares of Common Stock (or any derivative securities with respect thereto) shall be a “director by deputization” for purposes of Section 16 of the Exchange Act, including Rule 16b-3 thereunder and related guidance of the SEC, and the Company agrees not to take any contrary position. The Company further acknowledges and agrees that, to the extent Section 16 is applicable to the transactions contemplated by this Agreement, including the issuance to, and exercise by, any of the Purchasers or any of their Affiliates of the Warrants, and the direct and indirect issuance (or deemed issuance) to the Purchasers and any of their respective Affiliates of the Conversion Securities have been approved by the Company’s board of directors for purposes of Rule 16b-3 under the Exchange Act (the “Section 16 Approval”). Prior to the Closing Date, the Company shall provide to the Holders excerpts of resolutions of the Company’s board of directors embodying the Section 16 Approval, certified by the secretary of the Company.

5.3              IRS Form. On or prior to the Closing Date, the Purchasers shall deliver to the Company a properly completed and duly executed IRS Form W-9.

5.4              Capital Securities and SEC Matters.

(a)       The Company shall take all commercially reasonable actions necessary to cause its Common Stock to remain listed on the Principal Trading Market at all times during the term of the Warrants. The Company shall pay all fees, costs and expenses in connection with satisfying its obligations related hereto.

(b)       At all times during the term of the Warrants, (i) the Common Stock shall be eligible for clearing through DTC, through its Deposit/Withdrawal At Custodian (DWAC) system; (ii) the Company shall be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock; (iii) the transfer agent for the Common Stock shall be a participant in, and the Common Stock shall be eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program (or successor thereto); and (iv) the Company shall use its reasonable best efforts to cause the Common Stock to not at any time be subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC, and, in the event the Common Stock becomes subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, the Company shall use its reasonable best efforts to cause any such “chill,” “freeze” or similar restriction to be removed at the earliest possible time.

(c)       The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of the Warrants. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise in full of any such Warrants, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(d)       At all times during the term of the Warrants, the Company and its Subsidiaries shall timely (without giving effect to any extensions pursuant to Rule 12b-25 of the Exchange Act) file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company and its Subsidiaries shall not terminate the registration of the Common Stock under the Exchange Act or otherwise terminate its status as an issuer required to file reports under the Exchange Act, even if the securities laws would otherwise permit any such termination. None of such SEC Reports, when filed or furnished, shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All financial statements including in any such SEC Reports shall fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods presented and shall have been prepared in accordance with GAAP, consistently applied (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments that are not material individually or in the aggregate and lack of footnote disclosures). The Company hereby agrees that the Company shall send to each Purchaser copies of (i) without duplication, any notices and other information made available or given to the holders of the Capital Securities of the Company generally, contemporaneously with the Company’s making available or giving such notices and other information to such holders of Capital Securities and (ii) all other documents, reports, financial data and other information not available on EDGAR that does not contain any material non-public information of the Company that the Purchasers may reasonably request.

(e)       The Company shall timely file a Form D with respect to the offering of the Warrants and the Conversion Securities under this Agreement and the Warrants as required by Rule 503 under the Securities Act and to provide a copy thereof to each Secured Party promptly after such filing.

(f)       At or prior to 8:00 a.m. (New York City time) on the first Business Day following the Closing Date, the Company shall file with the SEC a Form 8-K describing the transactions contemplated by the Credit Agreement, this Agreement, the Warrants and the Registration Rights Agreement, and including as exhibits to such Form 8-K the Credit Agreement (including the schedules and exhibits hereto), the form of Note, the form of Warrant and the Registration Rights Agreement, in each case without any redactions (such Form 8-K, the “Announcing Form 8-K”). Subject to the foregoing, no Purchaser shall (and no Purchaser shall permit any of its Affiliates to) issue any press releases or any other public statements with respect to the transactions contemplated by this Agreement or the Warrants or disclosing the name of any Purchaser or any of its Affiliates; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith and (ii) as is required by applicable Law and regulations (provided that each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure pursuant to clause (ii) prior to its release and shall be provided with a copy thereof).

(g)       Upon the filing of the Announcing Form 8-K, the Company shall have disclosed all material nonpublic information regarding any the Company, the Subsidiaries, its Capital Securities, any of its Affiliates or any other Person (collectively, “Inside Information”) (if any) provided or otherwise made available to any Purchaser or any of its Affiliates, attorneys, agents or representatives by any Purchaser or any of its employees, officers, directors (or equivalent persons), attorneys, agents or representatives on or prior to the Closing Date.

(h)       The Company acknowledges and agrees that none of the Purchasers or their Affiliates or holders of the Warrants or any Conversion Securities has been asked to agree, nor has any Purchaser or any of its Affiliates agreed, to desist from purchasing or selling, long and/or short, Capital Securities or other securities of the Company, or “derivative” securities or Capital Securities based on Capital Securities or other securities issued by the Company or to hold the Warrants or any Conversion Securities for any specified term; and no Purchaser or any of its Affiliates or holder of Warrants or Conversion Securities shall be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further acknowledges and agrees that (i) one or more Purchasers or their Affiliates or holders of Warrants and/or Conversion Securities may engage in hedging and/or trading activities at various times during the period that the Warrants or any Conversion Securities are outstanding, (ii) such hedging and/or trading activities, if any, can reduce the value of the Common Stock or other securities of the Company held by the existing holders of Common Stock or other securities of the Company, both at and after the time the hedging and/or trading activities are being conducted; (iii) any such hedging and/or trading activities shall not constitute a breach of this Agreement, the Warrants, the Registration Rights Agreement, the Credit Agreement or any other agreement contemplated hereby or thereby, or affect any of the rights of any

Purchaser or holder of Warrants or Conversion Securities hereunder or thereunder; (iv) the issuance of any Conversion Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions; and (v) the Company’s obligation to issue the Conversion Shares upon exercise of the Warrants, is unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company or any of its Affiliates may have against any of the Purchasers and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

(i)       The Company hereby acknowledges and agrees that, for so long as any Purchaser holds any Warrants or Conversion Securities, the Company shall comply with, and each Purchaser shall have the right to enforce, the provisions of Section 7.14 of the Credit Agreement, with the same force and effect as if Section 7.14 of the Credit Agreement were fully set forth herein, mutatis mutandis. The foregoing rights and obligations shall survive the repayment of the Obligations (as defined in the Credit Agreement) and any termination of the Credit Agreement.

6.	Miscellaneous

6.1              Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement, except that each Indemnified Party shall be deemed an express third party beneficiary of this Agreement.

6.2              Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without giving effect to conflicts of laws principles that would result in the application of the laws of any other jurisdiction.

6.3              Submission to Jurisdiction; Consents to Service of Process. Any Proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in New York City, Borough of Manhattan, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any Proceeding brought in any such court has been brought in an inconvenient forum. Each party irrevocably consents to service of process in the manner provided for notices in Section 6.7. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.

6.4              Waiver of Jury Trial. Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6.5              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by email (in “pdf,” “tif” or similar format) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

6.6              Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7              Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given (i) if to the Company, at 2210 Faraday Ave, Suite 100, Carlsbad, California 92008, and (ii) if to a Purchaser, at the address(es) set forth on the Schedule of Purchasers attached hereto or at such other address(es) as the Company or Purchaser may designate to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

6.8              Modification; Waiver. No amendment, modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by (i) the Company and (ii) the holders of Warrants representing at least sixty percent (60%) of the aggregate number of Conversion Shares issuable upon the exercise of the outstanding Warrants as of the applicable date of determination; provided however, this Agreement may not be amended or modified and no provision hereof may be waived with respect to any Purchaser, in each case, without the written consent of such Purchaser if such amendment, modification or waiver by its terms treats such Purchaser in a manner materially different from any other Purchaser. Upon the effectuation of such amendment, modification or waiver in conformance with this paragraph, such amendment, modification or waiver shall be binding upon all parties thereto.

6.9              Expenses. Except as otherwise provided in any other Loan Document, the Company and each Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

6.10          Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under this Agreement or Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

6.11          Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

6.12          Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking or proving economic damages, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement and no party will allege, and each party hereby waives, the defense or counterclaim that there is an adequate remedy at law.

6.13          Further Assurances. Each party hereto agrees and covenants that at any time and from time to time it will use commercially reasonable efforts to execute and deliver to the other parties hereto such further instruments and documents and take such further action as the such other parties may reasonably require in order to carry out the full intent and purpose of this Agreement.

6.14          Interpretation. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the word “or” shall not be exclusive; the words “including,” “includes,” “included” and “include” shall be deemed to be followed by the words “without limitation”; and the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.

In Witness Whereof, the parties have executed this Warrant Purchase Agreement as of the date first written above.

Company: Acutus Medical, Inc. By: /s/ David Roman Name: David Roman Title: Chief Financial Officer

Signature Page to Warrant Purchase Agreement

In Witness Whereof, the parties have executed this Warrant Purchase Agreement as of the date first written above.

PURCHASERS:

Deerfield Partners, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By:      /s/ David J. Clark

Name: David J. Clark
Title:   Authorized Signatory

Deerfield Private Design Fund III, L.P.

By: Deerfield Mgmt III, L.P., its General Partner
By: J.E. Flynn Capital III, LLC, its General Partner

By:       /s/ David J. Clark

Name: David J. Clark
Title:   Authorized Signatory

Signature Page to Warrant Purchase Agreement

SCHEDULES AND EXHIBITS

Schedule of Purchasers

Disclosure Schedule

Exhibit A: Form of Warrant

Exhibit B: Registration Rights Agreement

SCHEDULE OF PURCHASERS

Name and Address	Number of Shares of Common Stock Subject to Warrant

Deerfield Partners, L.P. c/o Deerfield Management Company, L.P. 345 Park Avenue South, 12th Floor New York, NY 10010 Attn: Legal Department E-mail: [ ]	1,889,509
Deerfield Private Design Fund III, L.P. c/o Deerfield Management Company, L.P. 345 Park Avenue South, 12th Floor New York, NY 10010 Attn: Legal Department E-mail: [ ]	1,889,509

TOTAL:	3,779,018

Schedule of Purchasers

Exhibit A

Form of Warrant

(See attached)

A-1

Exhibit B

Registration Rights Agreement

(See attached)

B-1